Exhibit 99.1
The First Bancorp Announces Third Quarter Results
Earning Asset Growth and Net Interest Margin Expansion Lead to a 17.5% Increase in Third Quarter Earnings
DAMARISCOTTA, ME, October 21, 2026--(BUSINESS WIRE) --The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited results for the quarter and nine months ended September 30, 2026. Net income for the third quarter was $10.7 million with fully diluted earnings per share of $0.95, increases of 17.5% and 16.8%, respectively, from net income of $9.1 million and diluted earnings per share of $0.81 for the quarter ended September 30, 2025. Strong earnings for the period were driven by growth in earning assets, continued net interest margin expansion, enhanced non-interest income, and disciplined expense control. Year-to-date in 2026, net income stands at $29.2 million with fully diluted earnings per share of $2.59, increases of 20.7% and 19.9%, respectively, from net income of $24.2 million and earnings per share of $2.16 for the nine months ended September 30, 2025.

Third Quarter Notable Items:
•Net Income of $10.7 million is a new quarterly earnings high mark, and represents increases of 17.5% from Q3 2025 and 11.6% from Q2 2026
•Diluted EPS of $0.95 is also a new quarterly EPS high mark, up 16.8% from Q3 2025, and up 11.6% from Q2 2026
•Net Interest Margin expanded to 2.99%, a 29-basis point increase from Q3 2025
•Loan growth in the period of $17.8 million
•Efficiency Ratio of 47.94%, improved from 50.40% in Q3 2025
•Tangible Book Value per share of $22.81, up 4.9% from Q3 2025
•Quarterly shareholder dividend paid of $0.38 per share

CEO COMMENTS
"I am pleased to report another quarter of strong year-over-year earnings growth," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income of $10.7 million for the third quarter of 2026 represents an increase of 17.5% from the third quarter of 2025, and is a new quarterly record for The First Bancorp. Our Return on Average Assets for the period was

1.31% and our Return on Average Tangible Common Equity was 15.99%, both up nicely from 1.13% and 15.04%, respectively, a year ago."
"Our net interest margin improved for the ninth consecutive quarter, to 2.99% in the third quarter of 2026, up 11-basis points in the period and up 29-basis points from the third quarter of 2025. Margin expansion has been organic, driven by lower funding costs and supported by stable earning asset yields, which coupled with earning asset growth to produce a 12.2% lift in net interest income from the prior year quarter, and has driven a 14.4% increase year-to-date in 2026. Growth in non-interest income, notably wealth management, payments, and other operating revenue, was an additional catalyst for the bottom line. Revenue growth coupled with controlled operating expenses drove an improvement in our efficiency ratio to 47.94% for the period as compared to 50.40% a year ago."
"Total assets increased $35.7 million in the quarter, including net loan growth of $17.8 million. New loan production for the quarter was $180 million, up nearly $50 million from the second quarter. Total deposits increased $106.9 million in the period, with strong growth in non-maturity deposits leading to planned reductions in short-term time deposits and borrowings. We expect local deposit volumes to remain steady through year-end and have taken calculated steps throughout the year to protect margin gains from recent rate pressure in the market. The Company's capital position is strong, and overall liquidity continues to be more than sufficient."
Concluding, Mr. McKim shared, "We are pleased with the strong operating results produced in the third quarter. We were also pleased with asset quality improvements brought about through the resolution of several non-performing credits during the period. Our footings are solid and the Bank is well positioned to seize upon opportunities that become available."
OPERATING RESULTS Q3 2026 v. Q3 2025 (prior year quarter)
Net income was $10.7 million for the three months ended September 30, 2026, an increase of $1.6 million, or 17.5%, from the third quarter of 2025. Net interest income was $22.5 million for the three months ended September 30, 2026, an increase of $2.4 million, or 12.2%, from the third quarter of 2025. Net interest margin improved to 2.99% for the third quarter of 2026, up from 2.70% in the prior year quarter. The lift in margin was the result of stable yields on earning assets coupled with a 32-basis point decrease in the cost of total liabilities.
Total non-interest income was $5.0 million for the three months ended September 30, 2026, an increase of $503,000, or 11.2%, from the third quarter of 2025. Revenue at First National Wealth Management increased $119,000, or 8.9%, from the prior year period on strong growth in assets under management. Payments revenue increased $87,000, or 6.2%, while other operating income increased $263,000, or 26.8%, principally from derivative fees on new loan transactions. Total non-interest expense for the three months ended September 30, 2026, was $13.5 million, an increase of $795,000, or 6.2%, from the third quarter of 2025. The period-to-period change is centered in employee salaries and benefits, resulting primarily from annual salary adjustments and higher health insurance expenses.
OPERATING RESULTS Q3 2026 v. Q2 2026 (linked quarter)
Net income was $10.7 million for the three months ended September 30, 2026, an increase of $1.1 million or 11.6% from the second quarter of 2026. Net interest income of $22.5 million for the three months ended September 30, 2026, was an increase of $1.3 million or 6.3% from the linked quarter, resulting from expansion in both average earning assets and net interest margin. Average earning assets grew $14.8 million in the third quarter, while net interest margin increased to 2.99%, an improvement of 11-basis points from the linked quarter.
Total non-interest income of $5.0 million for the third quarter of 2026 was up $317,000 from the second quarter of 2026. The increase was centered in payments revenue, which grew $115,000 on strong transaction volume, and other operating income which increased $285,000, principally on higher loan-based derivative fees. Total non-interest expense for the three months ended September 30, 2026, was $13.5 million, an increase of $172,000, or 1.3%, from the second quarter. As compared to the linked quarter, salaries and benefit expense increased $234,000 due to seasonal hiring activity and furniture & equipment expense increased $104,000, while other operating expenses fell $174,000.
LOANS, TOTAL ASSETS & FUNDING
Total assets as of September 30, 2026, were $3.25 billion, up $35.7 million in the third quarter. Earning assets increased $24.7 million consisting of $17.8 million in loan growth and $6.3 million growth in investments during the period.
Loan growth in the third quarter was centered in commercial and industrial loan balances which increased $11.1 million. Also contributing to growth were the agricultural loan and residential mortgage loan segments, up $3.2 million and $2.5 million, respectively, during the period. Commercial real estate loan balances increased $2.5 million while multifamily balances fell $1.9 million. The annualized growth rate for the portfolio as a whole was 2.92%.
Total deposits as of September 30, 2026, were $2.79 billion, an increase of $106.9 million in the quarter. Non-maturity deposits had strong growth, up $139.7 million in the third quarter, and consistent with seasonal expectations. The increase in non-maturity deposits allowed for reductions in non-local, short-term time deposits and borrowed funds. Time deposit balances were reduced by $32.8 million and borrowings, principally short-term FHLB advances, were reduced by $69.2 million during the period. Uninsured deposits as of September 30, 2026, were estimated at 18.4% of total deposits, and 74% of uninsured deposits were fully collateralized. Available day-one liquidity was $763 million, sufficient to cover 149% of estimated uninsured deposits.
ASSET QUALITY
Overall asset quality remains satisfactory and improved in the third quarter. As of September 30, 2026, the ratio of non-performing assets to total assets was 0.44%, down from 0.54% as of June 30, 2026, and compares to 0.30% as of September 30, 2025. The ratio of non-performing loans to total loans was 0.58% as of September 30, 2026, down from 0.71% as of June 30, 2026, and compares to 0.40% as of September 30, 2025. Loans past due thirty days or more improved to 0.67% of total loans as of September 30, 2026, down from 0.93% as of June 30, 2026.
The Allowance for Credit Losses ("ACL") on loans stood at 0.98% of total loans as of September 30, 2026. ACL coverage was down modestly from the linked quarter and prior year quarter, resulting from resolution during the period of several non-performing loans that had carried specific reserves. A provision for credit losses of $845,000 was recorded in the third quarter of 2026, and net loan charge-offs in the third quarter totaled $1.6 million. Year-to-date, net charge-offs represent an annualized 0.22% of total loans.
CAPITAL
The Company’s regulatory capital position was strong as of September 30, 2026. The Leverage Capital ratio increased to an estimated 9.29% as of September 30, 2026, as compared to the 9.21% and 8.63% reported as of June 30, 2026, and as of September 30, 2025, respectively. The estimated Total Risk-Based Capital ratio was 14.27% as of September 30, 2026, as compared to the 14.23% and 13.56% reported as of June 30, 2026, and as of September 30, 2025, respectively.
The Company's tangible book value per share was $22.81 as of September 30, 2026, down from $23.25 as of June 30, 2026, and up from $21.74 as of September 30, 2025. The Tangible Common Equity ratio stood at 7.99% as of September 30, 2026, down from 8.23% as of June 30, 2026, and up from 7.70% as of September 30, 2025. The modest linked quarter decreases in tangible book value per share and tangible common equity ratio are attributable to an increase in unrealized losses on available for sale investment securities, consistent with market changes in interest rates during the quarter.

DIVIDEND
On September 24, 2026, the Company's Board of Directors declared a third quarter dividend of $0.38 per share. The dividend was paid on October 16, 2026, to shareholders of record as of October 6, 2026.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.22 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands, except for per share amounts	As of and for the nine months ended		As of and for the quarter ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Financial Data
Total Assets	$3,251,783	$3,198,478	$3,251,783	$3,198,478
Total Loans	2,441,559	2,398,510	2,441,559	2,398,510
Total Investment Securities	643,085	642,961	643,085	642,961
Total Deposits	2,786,672	2,737,550	2,786,672	2,737,550
Total Shareholders’ Equity	288,149	274,566	288,149	274,566
Net Income	29,224	24,222	10,671	9,082
Per Common Share Data
Basic Earnings per Share	$2.63	$2.19	$0.96	$0.82
Diluted Earnings per Share	2.59	2.16	0.95	0.81
Cash Dividends Declared	1.13	1.10	0.38	0.37
Book Value per Common Share	25.53	24.48	25.53	24.48
Tangible Book Value per Common Share	22.81	21.74	22.81	21.74
Market Value	33.34	26.26	33.34	26.26
Financial Ratios
Return on Average Equity(1)	13.38%	12.28%	14.33%	13.33%
Return on Average Tangible Common Equity(1)	14.95%	13.91%	15.99%	15.04%
Return on Average Assets(1)	1.22%	1.02%	1.31%	1.13%
Pre-tax, pre-provision Return on Assets(1)	1.58%	1.30%	1.71%	1.46%
Net Interest Margin Tax-Equivalent(1)	2.91%	2.57%	2.99%	2.70%
Dividend Payout Ratio	43.00%	50.34%	39.62%	45.18%
GAAP Efficiency Ratio	51.68%	54.88%	49.31%	51.99%
Efficiency Ratio (non-GAAP)	50.23%	53.12%	47.94%	50.40%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	0.98%	1.05%	0.98%	1.05%
Allowance to Non-Performing Loans	167.70%	261.36%	167.70%	261.36%
Non-Performing Loans to Total Loans	0.58%	0.40%	0.58%	0.40%
Non-Performing Assets to Total Assets	0.44%	0.30%	0.44%	0.30%
Capital Ratios
Leverage Capital Ratio(2)	9.29%	8.63%	9.29%	8.63%
Tier 1 Capital Ratio(2)	13.19%	12.39%	13.19%	12.39%
Total Capital Ratio(2)	14.27%	13.56%	14.27%	13.56%
Tangible Common Equity Ratio	7.99%	7.70%	7.99%	7.70%
Average Equity to Average Assets	9.13%	8.28%	9.14%	8.45%
Average Tangible Equity to Average Assets	8.17%	7.31%	8.19%	7.49%
(1)Annualized using a 365-day basis for 2026 and 2025.
(2)Estimated for current period.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	9/30/2026	12/31/2025	9/30/2025
Assets
Cash and due from banks	$32,117	$27,779	$31,606
Interest-bearing deposits in other banks	2,871	4,124	7,225
Securities available-for-sale	282,792	264,480	273,493
Securities held-to-maturity	352,535	355,928	362,552
Restricted equity securities, at cost	7,758	8,275	6,916
Loans held for sale	284	—	333
Loans	2,441,559	2,394,109	2,398,510
Less allowance for credit losses	23,814	25,365	25,078
Net loans	2,417,745	2,368,744	2,373,432
Accrued interest receivable	17,051	14,185	16,256
Premises and equipment	28,283	28,767	27,919
Other real estate owned	30	—	—
Goodwill	30,646	30,646	30,646
Other assets	79,671	63,375	68,100
Total assets	$3,251,783	$3,166,303	$3,198,478
Liabilities
Demand deposits	$316,825	$279,912	$313,729
NOW deposits	712,583	689,083	638,090
Money market deposits	459,129	469,689	458,398
Savings deposits	251,295	248,805	255,806
Certificates of deposit	695,235	638,931	688,001
Certificates $100,000 to $250,000	187,607	190,676	210,741
Certificates $250,000 and over	163,998	147,656	172,785
Total deposits	2,786,672	2,664,752	2,737,550
Borrowed funds	144,882	187,821	152,968
Other liabilities	32,080	30,587	33,394
Total Liabilities	2,963,634	2,883,160	2,923,912
Shareholders' equity
Common stock	113	112	112
Additional paid-in capital	75,327	73,714	73,276
Retained earnings	256,610	240,456	234,435
Net unrealized loss on securities available-for-sale	(44,110)	(31,341)	(33,523)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(31)	(38)	(40)
Net unrealized gain on cash flow hedging derivative instruments	—	—	19
Net unrealized gain on postretirement costs	240	240	287
Total shareholders' equity	288,149	283,143	274,566
Total liabilities & shareholders' equity	$3,251,783	$3,166,303	$3,198,478

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,285,552	11,222,363	11,214,455
Book value per common share	$25.53	$25.23	$24.48
Tangible book value per common share	$22.81	$22.49	$21.74

The First Bancorp
Consolidated Statements of Income (Unaudited)

In thousands of dollars, except per share data	For the nine months ended		For the Quarters Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Interest income
Interest and fees on loans	$106,663	$105,135	$36,584	$36,197
Interest on deposits with other banks	100	215	32	108
Interest and dividends on investments	13,690	14,189	4,859	4,700
Total interest income	120,453	119,539	41,475	41,005
Interest expense
Interest on deposits	50,757	58,374	17,171	19,380
Interest on borrowed funds	5,344	4,899	1,803	1,567
Total interest expense	56,101	63,273	18,974	20,947
Net interest income	64,352	56,266	22,501	20,058
Credit loss expense - loans	2,414	1,434	845	690
Credit loss expense (reduction) - debt securities held to maturity	4	(10)	6	(12)
Credit loss expense - off-balance sheet credit exposures	116	154	128	22
Total credit loss expense	2,534	1,578	979	700
Net interest income after provision for credit losses	61,818	54,688	21,522	19,358
Non-interest income
Investment management and fiduciary income	4,494	3,994	1,460	1,341
Service charges on deposit accounts	1,698	1,602	553	532
Net securities gains	12	—	—	—
Mortgage origination and servicing income	603	635	232	219
Debit card income	4,065	3,859	1,490	1,403
Other operating income	3,218	2,516	1,243	980
Total non-interest income	14,090	12,606	4,978	4,475
Non-interest expense
Salaries and employee benefits	21,804	19,800	7,354	6,674
Occupancy expense	2,610	2,567	818	814
Furniture and equipment expense	4,555	4,391	1,558	1,491
FDIC insurance premiums	1,803	2,093	629	698
Amortization of identified intangibles	20	20	7	7
Other operating expense	9,750	8,926	3,183	3,070
Total non-interest expense	40,542	37,797	13,549	12,754
Income before income taxes	35,366	29,497	12,951	11,079
Applicable income taxes	6,142	5,275	2,280	1,997
Net Income	$29,224	$24,222	$10,671	$9,082
Basic earnings per share	$2.63	$2.19	$0.96	$0.82
Diluted earnings per share	$2.59	$2.16	$0.95	$0.81

The First Bancorp
Five Quarter Trend - Selected Financial Data (Unaudited)

	At or for the quarters ended
Dollars in thousands, except for per share amounts	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Financial Data
Total Assets	$3,251,783	$3,216,097	$3,200,763	$3,166,303	$3,198,478
Total Loans	2,441,559	2,423,711	2,405,149	2,394,109	2,398,510
Total Investment Securities	643,085	636,760	619,159	628,683	642,961
Total Deposits	2,786,672	2,679,778	2,664,643	2,664,752	2,737,550
Total Shareholders’ Equity	288,149	292,960	286,784	283,143	274,566
Net Income	10,671	9,560	8,993	10,172	9,082
Per Common Share Data
Basic Earnings per Share	$0.96	$0.86	$0.81	$0.92	$0.82
Diluted Earnings per Share	0.95	0.85	0.80	0.91	0.81
Cash Dividends Declared	0.38	0.38	0.37	0.37	0.37
Book Value per Common Share	25.53	25.97	25.44	25.23	24.48
Tangible Book Value per Common Share	22.81	23.25	22.71	22.49	21.74
Market Value	33.34	34.82	28.03	26.44	26.26
Financial Ratios
Return on Average Equity(1)	14.33%	13.13%	12.64%	14.35%	13.33%
Return on Average Tangible Common Equity(1)	15.99%	14.67%	14.15%	16.12%	15.04%
Return on Average Assets(1)	1.31%	1.20%	1.15%	1.26%	1.13%
Pre-tax, pre-provision Return on Assets(1)	1.71%	1.56%	1.47%	1.58%	1.46%
Net Interest Margin Tax-Equivalent(1)	2.99%	2.88%	2.86%	2.83%	2.70%
Dividend Payout Ratio	39.62%	44.19%	45.74%	40.39%	45.18%
GAAP Efficiency Ratio	49.31%	51.80%	54.16%	50.81%	51.99%
Efficiency Ratio (non-GAAP)	47.94%	50.33%	52.64%	49.33%	50.40%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	0.98%	1.01%	1.05%	1.06%	1.05%
Allowance to Non-Performing Loans	167.70%	141.87%	155.73%	196.95%	261.36%
Non-Performing Loans to Total Loans	0.58%	0.71%	0.67%	0.54%	0.40%
Non-Performing Assets to Total Assets	0.44%	0.54%	0.51%	0.41%	0.30%
Capital Ratios
Leverage Capital Ratio(2)	9.29%	9.21%	9.09%	8.84%	8.63%
Tier 1 Capital Ratio(2)	13.19%	13.11%	12.89%	12.84%	12.39%
Total Capital Ratio(2)	14.27%	14.23%	14.05%	14.02%	13.56%
Tangible Common Equity Ratio	7.99%	8.23%	8.08%	8.05%	7.70%
Average Equity to Average Assets	9.14%	9.16%	9.10%	8.78%	8.45%
Average Tangible Equity to Average Assets	8.19%	8.19%	8.13%	7.82%	7.49%
(1)Annualized using a 365-day basis for 2026 and 2025.
(2)Estimated for current period.

The First Bancorp
Five Quarter Trend - Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Assets
Cash and due from banks	$32,117	$29,759	$23,607	$27,779	$31,606
Interest-bearing deposits in other banks	2,871	2,715	30,075	4,124	7,225
Securities available-for-sale	282,792	276,032	256,788	264,480	273,493
Securities held-to-maturity	352,535	351,991	354,057	355,928	362,552
Restricted equity securities, at cost	7,758	8,737	8,314	8,275	6,916
Loans held for sale	284	190	—	—	333
Loans	2,441,559	2,423,711	2,405,149	2,394,109	2,398,510
Less allowance for credit losses	23,814	24,555	25,209	25,365	25,078
Net loans	2,417,745	2,399,156	2,379,940	2,368,744	2,373,432
Accrued interest receivable	17,051	20,106	19,247	14,185	16,256
Premises and equipment	28,283	28,351	28,720	28,767	27,919
Other real estate owned	30	—	—	—	—
Goodwill	30,646	30,646	30,646	30,646	30,646
Other assets	79,671	68,414	69,369	63,375	68,100
Total assets	$3,251,783	$3,216,097	$3,200,763	$3,166,303	$3,198,478
Liabilities
Demand deposits	$316,825	$282,691	$268,100	$279,912	$313,729
NOW deposits	712,583	645,223	660,511	689,083	638,090
Money market deposits	459,129	422,077	453,210	469,689	458,398
Savings deposits	251,295	250,182	247,084	248,805	255,806
Certificates of deposit	695,235	765,298	699,635	638,931	688,001
Certificates $100,000 to $250,000	187,607	170,354	184,486	190,676	210,741
Certificates $250,000 and over	163,998	143,953	151,617	147,656	172,785
Total deposits	2,786,672	2,679,778	2,664,643	2,664,752	2,737,550
Borrowed funds	144,882	214,069	195,796	187,821	152,968
Other liabilities	32,080	29,290	53,540	30,587	33,394
Total Liabilities	2,963,634	2,923,137	2,913,979	2,883,160	2,923,912
Shareholders' equity
Common stock	113	113	113	112	112
Additional paid-in capital	75,327	74,829	74,255	73,714	73,276
Retained earnings	256,610	250,254	245,001	240,456	234,435
Net unrealized loss on securities available-for-sale	(44,110)	(32,444)	(32,790)	(31,341)	(33,523)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(31)	(32)	(35)	(38)	(40)
Net unrealized gain on cash flow hedging derivative instruments	—	—	—	—	19
Net unrealized gain on postretirement costs	240	240	240	240	287
Total shareholders' equity	288,149	292,960	286,784	283,143	274,566
Total liabilities & shareholders' equity	$3,251,783	$3,216,097	$3,200,763	$3,166,303	$3,198,478

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,285,552	11,278,777	11,271,014	11,222,363	11,214,455
Book value per common share	$25.53	$25.97	$25.44	$25.23	$24.48
Tangible book value per common share	$22.81	$23.25	$22.71	$22.49	$21.74

The First Bancorp
Five Quarter Trend - Consolidated Statements of Income (Unaudited)

	For the Quarters Ended
In thousands of dollars, except per share data	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Interest income
Interest and fees on loans	$36,584	$35,354	$34,725	$36,025	$36,197
Interest on deposits with other banks	32	38	30	185	108
Interest and dividends on investments	4,859	4,447	4,384	4,522	4,700
Total interest income	41,475	39,839	39,139	40,732	41,005
Interest expense
Interest on deposits	17,171	16,884	16,702	18,323	19,380
Interest on borrowed funds	1,803	1,793	1,748	1,298	1,567
Total interest expense	18,974	18,677	18,450	19,621	20,947
Net interest income	22,501	21,162	20,689	21,111	20,058
Credit loss expense - loans	845	919	650	615	690
Credit loss expense (reduction) - debt securities held to maturity	6	(1)	(1)	(40)	(12)
Credit loss expense (reduction) - off-balance sheet credit exposures	128	17	(29)	(303)	22
Total credit loss expense	979	935	620	272	700
Net interest income after provision for credit losses	21,522	20,227	20,069	20,839	19,358
Non-interest income
Investment management and fiduciary income	1,460	1,548	1,486	1,433	1,341
Service charges on deposit accounts	553	585	560	559	532
Net securities gains	—	—	12	—	—
Mortgage origination and servicing income	232	195	176	211	219
Debit card income	1,490	1,375	1,200	1,596	1,403
Other operating income	1,243	958	1,017	935	980
Total non-interest income	4,978	4,661	4,451	4,734	4,475
Non-interest expense
Salaries and employee benefits	7,354	7,120	7,330	7,198	6,674
Occupancy expense	818	836	956	827	814
Furniture and equipment expense	1,558	1,454	1,543	1,487	1,491
FDIC insurance premiums	629	604	570	629	698
Amortization of identified intangibles	7	6	7	6	7
Other operating expense	3,183	3,357	3,210	2,984	3,070
Total non-interest expense	13,549	13,377	13,616	13,131	12,754
Income before income taxes	12,951	11,511	10,904	12,442	11,079
Applicable income taxes	2,280	1,951	1,911	2,270	1,997
Net Income	$10,671	$9,560	$8,993	$10,172	$9,082
Basic earnings per share	$0.96	$0.86	$0.81	$0.92	$0.82
Diluted earnings per share	$0.95	$0.85	$0.80	$0.91	$0.81

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2026 and 2025.

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2026	9/30/2025	9/30/2026	6/30/2026	9/30/2025
Net interest income as presented	$64,352	$56,266	$22,501	$21,162	$20,058
Effect of tax-exempt income	2,041	2,136	703	674	727
Net interest income, tax equivalent	$66,393	$58,402	$23,204	$21,836	$20,785
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2026	9/30/2025	9/30/2026	6/30/2026	9/30/2025
Non-interest expense, as presented	$40,542	$37,797	$13,549	$13,377	$12,754
Net interest income, as presented	64,352	56,266	22,501	21,162	20,058
Effect of tax-exempt interest income	2,041	2,136	703	674	727
Non-interest income, as presented	14,090	12,606	4,978	4,661	4,475
Effect of non-interest tax-exempt income	237	144	80	80	48
Net securities gains	(12)	—	—	—	—
Adjusted net interest income plus non-interest income	$80,708	$71,152	$28,262	$26,577	$25,308
Non-GAAP efficiency ratio	50.23%	53.12%	47.94%	50.33%	50.40%
GAAP efficiency ratio	51.68%	54.88%	49.31%	51.80%	51.99%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2026	9/30/2025	9/30/2026	6/30/2026	9/30/2025
Average shareholders' equity as presented	$292,080	$263,639	$295,521	$290,332	$270,306
Less intangible assets	(30,768)	(30,794)	(30,775)	(30,771)	(30,801)
Tangible average shareholders' equity	$261,312	$232,845	$264,746	$259,561	$239,505
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2026	9/30/2025	9/30/2026	6/30/2026	9/30/2025
Net Income, as presented	$29,224	$24,222	$10,671	$9,560	$9,082
Add: credit loss expense	2,534	1,578	979	935	700
Add: income taxes	6,142	5,275	2,280	1,951	1,997
Pre-Tax, pre-provision net income	$37,900	$31,075	$13,930	$12,446	$11,779

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com